                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934



Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

  [ ]   Preliminary Proxy Statement

  [ ]   Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))

  [ ]   Definitive Proxy Statement

  [X]   Definitive Additional Materials

  [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                JOINT FILING BY:
              ASARCO INCORPORATED and CYPRUS AMAX MINERALS COMPANY
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

                                      N/A
________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [X]   No fee required.

  [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        (4) Proposed maximum aggregate value of transaction:
        (5) Total Fee paid:

  [ ]   Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:____________________________________________

        (2) Form, Schedule or Registration Statement No.:______________________

        (3) Filing Party: _____________________________________________________

        (4) Date Filed: _______________________________________________________

               As filed with the Commission on September 10, 1999

AN IMPORTANT MESSAGE

                           THE ASARCO CYPRUS MERGER:
                   THE ONLY TRANSACTION THAT YOU CAN COUNT ON
                                TO DELIVER VALUE

Dear Cyprus Amax and Asarco Shareholders:

The Boards of Directors of Cyprus Amax and Asarco unanimously recommend that shareholders VOTE FOR the proposed merger of Cyprus Amax and Asarco on September 30. The Boards and managements of both companies are convinced that only this transaction delivers to you a fair share of the value of combining our two companies. The Boards, assisted by their independent financial and legal advisors, thoroughly reviewed Phelps Dodge's exchange offers and determined they are inadequate and not in the best interests of Cyprus Amax and Asarco shareholders. The full details of these determinations are contained in the Schedule 14D-9 which is being mailed to you separately.

In recommending the Asarco Cyprus merger, the Boards view shareholders as having the opportunity:

  . To be the owners of the largest publicly-traded copper company in the world with an estimated cash cost of 50 cents per pound;

  . To benefit from 100% of an estimated $275 million of annual savings achievable from our combination;

  . To receive an immediate special cash payment of $5.00 per Asarco Cyprus share, following completion of the proposed merger on September 30.

In short, the new Asarco Cyprus will be a premier copper investment.

In the 3-way deal proposed by Phelps Dodge, we believe Asarco Cyprus would bring:

               .57% of production       .60% of the copper margin
               .61% of reserves         .92% of the synergies
               .Lower cash costs        .91% of the cash
               .4 of the 5 lowest cost mines

  In sharp contrast, Phelps Dodge wants to take a substantial percentage of your value for its own shareholders, giving Asarco Cyprus shareholders only 43% ownership of the 3-way enterprise

  Phelps Dodge calls the Asarco Cyprus offer requesting an ownership interest of just 50% of the value "unreasonable." We disagree, it is eminently fair.

Phelps Dodge is trying to coerce Cyprus Amax and Asarco shareholders into doing a transaction that is not in your best interests. It is unwilling to give you fair value. It is unwilling to commit to doing a transaction if shareholders approve the Asarco Cyprus merger on September 30. And it is unwilling to present you with a competitive deal ready for completion.

Compare the certainties of the proposed Asarco Cyprus merger with the uncertainties of Phelps Dodge's offer:


            Asarco Cyprus                             Phelps Dodge


 .  September 30 shareholder vote        .   No Phelps Dodge shareholder vote
                                             by September 30



 .  All regulatory consents obtained     .   Unknown closing date, if ever



 .  Fully negotiated and effective       .   Uncertain timing of antitrust
    merger agreement                         clearance




                                         .   Exchange offer is subject to
                                             numerous conditions


                                         .   No form of merger agreement
                                             proposed

The only transaction Cyprus Amax and Asarco shareholders can count on to realize value is the Asarco Cyprus merger. The only transaction Cyprus Amax and Asarco shareholders can count on to be completed by September 30 is the Asarco Cyprus merger.

Cyprus Amax and Asarco shareholders need not be stampeded by Phelps Dodge or its self-serving agenda.

VOTE FOR the Asarco Cyprus merger on September 30. Despite what Phelps Dodge would like you to believe, it is the only transaction you can count on.

To VOTE FOR the Asarco Cyprus merger transaction, please sign and return the WHITE proxy card.

On behalf of the Boards of Directors and all of us at Cyprus Amax and Asarco, we thank you for your support.

Sincerely,

/s/ Francis R. McAllister
/s/ Milton H. Ward
Francis R. McAllister,                   Milton H. Ward,
Chairman and Chief Executive Officer     Chairman, Chief Executive Officer and
ASARCO Incorporated                      President
                                         Cyprus Amax Minerals Company

-------------------------------------------------------------------------------

----------------------------------           ----------------------------------
                                   IMPORTANT

   If you need assistance or information, please call our proxy solicitors:

          Asarco Shareholders:                       Cyprus Amax Shareholders:

                [LOGO]                                       [LOGO]
           MORROW & CO. INC.                               GEORGESON
                                                           SHAREHOLDER
                                                       COMMUNICATIONS INC



           at (800) 662-5200                            at (800) 223-2064

[ASARCO Logo]                                [Cyprus Amax Minerals Company Logo]


ATTENTION ASARCO AND CYPRUS AMAX SHAREHOLDERS:


                           THE ASARCO CYPRUS MERGER:
                         THE ONLY DEAL YOU CAN COUNT ON
                                TO DELIVER VALUE


The proposed Asarco Cyprus merger is the only transaction that you can count on
                                         ----
to deliver value.  It is the only transaction that you can count on to be
                             ----
completed.

Phelps Dodge wants you to give up much of what you would realize in an Asarco Cyprus merger to Phelps Dodge's shareholders through Phelps Dodge's unsolicited hostile exchange offers. And, Phelps Dodge can't even assure you that it can complete its transaction.

Compare the certainties of the proposed Asarco Cyprus merger with the uncertainties of Phelps Dodge:


          ASARCO CYPRUS                                    PHELPS DODGE
 .  September 30 shareholder vote             .  No Phelps Dodge shareholder vote by
 .  All regulatory consents obtained             September 30
 .  Fully negotiated and effective merger     .  Uncertain timing of antitrust clearance
   agreement                                 .  Exchange offer subject to numerous
                                                conditions
                                             .  Unknown closing date, if ever
                                             .  No form of merger agreement proposed

Ask yourself:

1.  Why has Phelps Dodge not accepted Asarco Cyprus' terms of August 25, 1999?

    Is it because Phelps Dodge does not want to give Asarco and Cyprus Amax shareholders a fair ownership interest in the enterprise based upon their contribution?

2. Why is Phelps Dodge threatening to walk away if shareholders vote in favor of the transaction?

    Is it because they don't want to pay for your fair share of the value created by the Asarco Cyprus merger?

3. Why is Phelps Dodge bringing lawsuits in New Jersey and Delaware to prevent shareholders from voting on the Asarco Cyprus deal?

    Is it because they are unprepared to present you with a competitive deal ready for completion?

          Asarco and Cyprus Amax shareholders need not be stampeded by Phelps Dodge's self-serving agenda.

Shareholder approval of the Asarco Cyprus merger on September 30 means you will:
  .  Receive an immediate cash payment of $5.00 per share
  . Be the owners of the largest publicly-traded copper company in the world with an estimated cash cost of 50 cents per pound
  . Benefit from 100% of an estimated $275 million of annual savings achievable from our combination


        VOTE FOR THE PROPOSED ASARCO CYPRUS TRANSACTION ON SEPTEMBER 30
             ---

              Despite what Phelps Dodge would like you to believe:
                  It is the only transaction you can count on.

         We urge you to sign, date and mail the WHITE proxy card today.
                                                -----


/s/ Francis R. McAllister                       /s/ Milton H. Ward
Francis R. McAllister                           Milton H. Ward
Chairman and Chief Executive Officer            Chairman, Chief Executive
ASARCO Incorporated                             Officer and President
                                                Cyprus Amax Minerals Company


                                   IMPORTANT


    If you need assistance or information, please call our proxy solicitors:

     Asarco Shareholders:                      Cyprus Amax Shareholders:
      MORROW & CO., INC.                         GEORGESON SHAREHOLDER
      at (800) 662-5200                           COMMUNICATIONS INC.
or CHRIS SCHULTZ, Treasurer, Asarco                at (800) 223-2064
      at (212) 510-2329                     or JOHN TARABA, VP and Controller,
                                                     Cyprus Amax
                                                   at (303) 643-5244



                                      -2-